UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                September 7, 2001


                             Commission file number

                                     0-27599


                                  SulphCo, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                      88-0222729
---------------------------                 -------------------------
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or                              Identification No.)
organization)


1650 Meadow Wood Lane, Reno, Nevada          89502
-----------------------------------          ----------
(Address of principal executive offices)     (Zip Code)


Registrant's Telephone number, including area code:  (775)829-1310
                                                     -------------


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Item No. 6. Resignation of Registrant Directors.

         (a) On September 7, 2001, Joseph W. Sutton forwarded a letter to SulphCo, Inc. (the "Company") in which Mr. Sutton resigned as a Director of the Company. Mr. Sutton notes that at a meeting of the Board of Directors held on August 31, 2001, the Board voted 3 directors to 2 not approve a transaction between the Company and an individual named Mark Neuhaus. Mr. Sutton also notes that one of Company's directors who had voted against that transaction subsequently informed Mr. Sutton that he had changed his vote and supported the transaction. Thereafter, the Company filed a Form S-8 in connection with the transaction. Mr. Sutton expressed his concern with the propriety and effectiveness of the Company's subsequent actions in moving forward with the Neuhaus transaction without a subsequent formal Board meeting. Mr. Sutton expressed his lack of confidence in management of the Company and resigned as a director.

         (b) The Company notes that the filing of the recent Registration Statement on Form S-8 by the Company was approved by a majority of the members of the Board of Directors. Since Mr. Sutton resignation, the Board of Directors has ratified all actions taken by the officers of the Company in connection with the Form S-8 and has approved the filing of that Form S-8.

         (c) Mr. Sutton's letter is attached to this Form 8-K as an exhibit.

Item No. 7. Exhibits

         (c) Exhibits

         September 7, 2001 Resignation letter of Joseph W. Sutton.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2001

                                      SULPHCO, INC.


                                      By: /s/ Dr. Rudolph W. Gunnerman
                                      --------------------------------
                                              Dr. Rudolph W. Gunnerman
                                                  Chairman of the Board


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